BlackRock Series Fund, Inc.
Series Number: 1
File Number: 811-03091
CIK Number: 319108
BlackRock Money Market Portfolio
For the Period Ending: 6/30/2008

Pursuant to Exemptive Order Release No. IC-18748 dated June 2, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the six months ended June 30, 2008.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

06/27/2008	$3,000	Clipper Receivables Corp.	1.540%	09/23/2008